                      EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 11th day of April, 1995, between SHONEY'S, INC., a Tennessee corporation, whose principal place of business is located at 1727 Elm Hill Pike, Nashville, Tennessee 37210 (the "Employer"), and C. STEPHEN LYNN, a resident of Oklahoma County, Oklahoma, whose address is 6907 Avondale Drive, Nichols Hills, Oklahoma 73116 (the "Employee").

      1.   TERM OF EMPLOYMENT.

      1.1  Employment.   Employer hereby employs Employee,
and Employee hereby accepts employment with Employer, for the Employment Term (as hereinafter defined). Notwithstanding anything to the contrary in this Agreement and subject to the other provisions of this Agreement, Employee's employment is at the will of Employer.

      1.2  Employment Term.   The term of this Agreement and the
Employment Term shall be three (3) years, commencing on May 1, 1995, and terminating on April 30, 1998, unless sooner terminated as herein provided or extended pursuant to Section 1.3 hereof or by a subsequent amendment or extension of this Agreement executed by both parties hereto.

      1.3  Extension Because of Change in Control.   In the event of a
Change in Control (as hereinafter defined), the Employment Term shall automatically be extended for two (2) calendar years on the date of the Change in Control, at which time Employee shall be entitled to exercise the rights and receive the benefits of this Agreement that are described in Section 4.2.1 and Section 4.3. For purposes of this Agreement, a "Change in Control" of Employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if during the Employment Term: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing more than fifty percent (50%) of the combined voting power of Employer's then outstanding voting securities; or (b) all or substantially all of the assets of the Employer are sold, exchanged or otherwise transferred (other than to secure debt owed by the Employer); or (c) the Employer's shareholders approve a plan of liquidation or dissolution; or (d) individuals who at the


_____ Employer
               (Initial Here)
_____ Employee


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beginning of the Employment Term constitute members of the Board of
Directors of Employer cease for any reason other than at the request or with the concurrence of the Employee to constitute a majority thereof unless the election, or the nomination for election by Employer's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the Employment Term.

      2.   DUTIES OF EMPLOYEE.

      2.1 General Duties. Employee is hereby employed as the Chairman of the Board and Chief Executive Officer of Employer with such duties and responsibilities as Employer's Board of Directors shall designate, which shall be those duties and responsibilities customarily prescribed for persons in the position of the Employee. He shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of Employer, subject always to the policies set forth by Employer's Board of Directors, in accordance with any and all governing rules and regulations of regulatory agencies.

      2.2 Devotion of Entire Time to Employer's Business. Employee will devote his entire productive time, ability, and attention during normal business hours to the business of Employer during the Employment Term. Employee shall not, directly or indirectly, render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors; provided, however, that the foregoing shall not preclude reasonable participation as a member in community, civic, or similar organizations, or the pursuit of personal investments that neither interfere nor conflict with his normal business activities for Employer.

      3.   COMPENSATION AND BENEFITS OF EMPLOYEE.

      3.1 Salary. As compensation for his services hereunder, Employee shall receive a base salary (the "Base Salary"), which shall be payable in accordance with the general payroll practices of Employer, and which shall be in the following annual amounts for the periods indicated:

                    Period                     Salary
                --------------               ----------
           May 1, 1995 - April 30, 1996     $450,000.00
           May 1, 1996 - April 30, 1997     $500,000.00
           May 1, 1997 - April 30, 1998     $550,000.00

The Employer's Board of Directors shall not decrease the Employee's


_____ Employer
               (Initial Here)
_____ Employee

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Base Salary for any period within the Employment Term below the amount set forth above that is payable during such period.

      3.2 Bonuses. Employee shall be entitled to an annual bonus, the amount of which shall be determined by the Human Resources and Compensation Committee of Employer's Board of Directors (the "Committee"); provided, however, that the bonus during the first year of the Employment Term shall not be less than $300,000. The amount of such bonus during the second and third years of the Employment Term shall be determined in accordance with a formula to be agreed upon by Employer and Employee and approved by the Committee that reflects the financial performance of the Employer and the Employee's contributions thereto.

      3.3    Restricted Stock.

             3.3.1 Shares. Subject to all of the conditions (including, without limitation, the time of vesting and right to receive) and restrictions set forth in this Section 3.3.1, Employer hereby grants to Employee an award of 50,000 shares (the "Restricted Shares") of the Employer's $1.00 par value common stock (the "Shares"). The Restricted Shares shall become vested in, and shall be distributed to, the Employee in three (3) installments on each of the dates set forth below (each of which shall be referred to as a "Distribution Date," with the three (3) dates being collectively referred to as the "Distribution Dates") in the following respective amounts:

                                        Number of
          Distribution Date              Shares
           -----------------            ---------
           April 11, 1996                16,500
           April 11, 1997                16,500
           April 11, 1998                17,000
                                         ------
              Total                      50,000
                                         ======

Immediately following each Distribution Date, the Employer shall promptly cause its transfer agent to issue a certificate to the Employee evidencing the Restricted Shares that became distributable to the Employee on the Distribution Date. The Employer's obligation to cause the issuance of any stock certificate to Employee shall be subject to any applicable federal, state, or local tax withholding requirements. If, prior to a Distribution Date, the Employee's employment is terminated pursuant to Section 4.1.2 or Section 4.2.2, all rights of the Employee in any Restricted Shares awarded under this
Section 3.3.1 that, as of the date of such termination, have not become distributable to the Employee shall thereupon immediately terminate and become forfeited. Employee shall not have any rights as a shareholder with respect to any Restricted Shares until the issuance of a stock


_____ Employer
               (Initial Here)
_____ Employee

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certificate evidencing the Restricted Shares.  The number of Restricted
Shares awarded the Employee under this Section 3.3.1 shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Shares or any recapitalization of the Employer occurring prior to a Distribution Date. Except as provided in the preceding sentence, no adjustment shall be made on the issuance of a stock certificate to the Employee as to any dividends or other rights for which the record date occurred prior to a Distribution Date. The right of the Employee to receive the Restricted Shares shall not be assignable or transferable otherwise than by will or the laws of descent and distribution. If in the opinion of its counsel, the issuance of any Shares hereunder shall not be lawful for any reason, including the inability of the Employer to obtain from any regulatory body having jurisdiction or authority deemed by such counsel to be necessary for such issuance, the Employer shall not be obligated to issue any such Restricted Shares, but, in such event, shall be obligated to provide Employee with cash or non-cash consideration having equivalent after tax value which is acceptable to the Employee in the exercise of Employee's reasonable discretion. Upon receipt of Restricted Shares at a time when there is not in effect under the Securities Act of 1933, as amended, a current registration statement relating to the Restricted Shares, the Employee shall represent and warrant in writing to the Employer that the Restricted Shares are being acquired for investment and not with a view to the distribution thereof and shall agree to the placement of a legend on the certificate or certificates representing the Restricted Shares evidencing the restrictions on transfer under said Act and the issuance of stop-transfer instructions by the Employer to its transfer agent with respect thereto. No Restricted Shares shall be issued hereunder unless and until the then applicable requirements of the Securities Act of 1933, the Tennessee Business Corporation Act, the Tennessee Securities Act of 1980, as any of the same may be amended, the rules and regulations of the Securities and Exchange Commission and any other regulatory agencies and laws having jurisdiction over or applicability to the Employer, and the rules and regulations of any securities exchange on which the Shares may be listed, shall have been fully complied with and satisfied. Employer shall use its best efforts to cause all such requirements to be promptly and completely satisfied.

             3.3.2 Cash Component.   Upon the issuance of a certificate
for any Restricted Shares pursuant to Section 3.3.1, Employee shall be paid a cash bonus by the Employer. The bonus payable pursuant to the preceding sentence shall be determined by subtracting the Restricted Share Value from the Restricted Share Gross Up. "Restricted Share Value" shall mean the fair market value of any Restricted Shares on the date that they become


_____ Employer
               (Initial Here)
_____ Employee

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distributable to the Employee.  "Restricted Share Gross Up" shall mean an amount equal to the result derived by dividing: (a) the Restricted Share Value by (b) the Tax Factor. "Tax Factor" shall mean the greater of: (i) sixty-four percent (64%); or (ii) the difference between one hundred percent (100%) and the highest marginal individual income tax rate set forth in the Internal Revenue Code of 1986, as amended, in the year in which the Employee receives the portion of the Restricted Shares with respect to which this bonus is being calculated.

      3.4 Options to Purchase Stock. Employee shall be granted, on the dates indicated below, options to purchase Shares in the respective amounts and at the respective exercise prices.

                            Number of          Exercise
              Date           Shares              Price
       ----------------    ----------          ---------
       November 1, 1995     250,000         $15.25 per share
       November 1, 1996     125,000                FMV(1)
       November 1, 1996      75,000         $16.75 per share
       November 1, 1996      50,000         $18.50 per share

Each of the options to be granted pursuant to this Section 3.4 shall vest at a cumulative rate of 20% per year, on the first and each succeeding anniversary date following the respective grant date, and have a term of 10 years from the date of the grant within which the option, subject to its having vested, may be exercised. Except as the terms of such options as set forth in this Section 3.4 may be inconsistent therewith, the terms and conditions applicable to the options to be granted pursuant to this Section 3.4 shall otherwise be those contained in the Shoney's, Inc. 1981 Stock Option Plan, the terms and conditions of which are incorporated herein by this reference.

      3.5    Relocation.

             3.5.1 Relocation Expenses.   In connection with the
relocation of Employee from Oklahoma City, Oklahoma to Nashville,


- ---------

       (1) "FMV" means the closing price of the Shares on the grant date (November 1, 1996) of the option as reported by the New York Stock Exchange ("NYSE"); provided that, if there shall be any material alteration in the present system of reporting sales prices of such Shares, or if the Shares shall no longer be listed on the NYSE, the market value of the Shares as of November 1, 1996 shall be determined in such a method as shall be reasonably determined by the Committee. Should the NYSE be closed on November 1, 1996, the price shall be determined as of the last trading date immediately preceding such date.


_____ Employer
               (Initial Here)
_____ Employee

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Tennessee, Employer shall pay and/or reimburse Employee for all reasonable expenses paid or incurred for the following:

       (a) Moving the personal effects and household goods of Employee and Employee's family to Employee's new residence in Nashville, Tennessee.

       (b) Storing the personal effects and household goods of Employee and Employee's family for a period not to exceed twelve (12) months.

       (c) All reasonable out of pocket costs of relocating Employee and Employee's family that are mutually agreed upon in advance between Employee and the Chairperson of the Committee, it being the intent that the Employee not incur any unreimbursed cost that results directly from his relocation.

             3.5.2 Residences.     Not later than fifteen (15) days
after the date of this Agreement, Employer shall purchase or cause to be purchased Employee's residence (6907 Avondale Drive, Nichols Hills, Oklahoma) and Employee's second residence (The Coves at Grand Lake, Afton, Oklahoma). The amount to be paid to the Employee for each of the residences shall be an amount equal to the greater of: (a) Employee's documented cost basis in such residence; or (b) the appraised fair market value of such residence.

      3.6 Life Insurance. Employer, on Employee's behalf and at Employee's direction, shall pay the standard premiums (up to a maximum of $35,000 per year) on a whole-life insurance policy or policies insuring the life of Employee. Any such policy or policies shall be owned by Employee (or by Employee's irrevocable life insurance trust), and Employee (or the trustee of Employee's irrevocable life insurance trust, as the case may be) shall be entitled to designate the beneficiary thereof.

      3.7 Use of Automobile. Employer shall provide to Employee, at the option of Employee, with either the use of an automobile pursuant to Employer's automobile policy (of make, model, and year of manufacture commensurate with the position of Employee) or a cash car allowance of $7100 per year. Employer shall pay all expenses of operating, maintaining and repairing the automobile and shall procure and maintain automobile liability insurance in respect thereof, with such coverage insuring Employee for bodily injury and property damage.

      3.8 Medical Benefits. Employer shall provide Employee with medical insurance (which Employer may self insure) benefits in accordance with the established benefit policies of the Employer.


_____ Employer
               (Initial Here)
_____ Employee

      3.9 Disability Insurance Benefits. Employer shall provide Employee with disability insurance benefits in accordance with the established benefit policies of Employer that provide disability insurance benefits to Employee in an amount equal to seventy percent (70%) of Employee's annual cash compensation (salary plus bonus).

      3.10 Expenses. Employer shall reimburse Employee for all reasonable and necessary business expenses of Employee incurred in the conduct of his duties hereunder. Employee shall comply with all applicable policies of Employer with respect to documentation and approval of such expenses.

      3.11 Vacations. Employee shall be entitled to an annual paid vacation commensurate with Employer's established vacation policy for executive officers. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

      3.12 Other Benefit Programs. Employee shall be entitled to participate in all employee benefit, bonus, and similar programs, including, without limitation, programs of insurance, deferred compensation arrangements, and all other benefits made available by Employer to senior management personnel. During the Employment Term, so long as any additional benefit is made available to senior management personnel of Employer, such benefit shall be provided to Employee.

      4.     TERMINATION OF EMPLOYMENT; SEVERANCE.

      4.1    By Employer.

             4.1.1 Termination Without Cause. Employer's Board of Directors may terminate Employee's employment, with or without cause, at any time by giving written notice of such termination to Employee, such termination of employment to be effective on a date specified in such notice; provided, however, that only in the event of such a termination without cause, Employee shall be entitled to receive the greater of: (a) an amount equal to the Base Salary and bonus paid or accrued on Employee's behalf for the fiscal year of Employer immediately prior to the fiscal year in which the termination took place; or (b) the amount due Employee for Base Salary during the balance of the then current Employment Term. Payments shall be made in the case of the preceding item (a), in twenty-six (26) equal bi-weekly payments using Employer's regular payroll periods or, in the case of the preceding item (b), over the balance of the Employment Term at the same time as current wages and bonuses are normally payable. Employee's participation in all benefit programs other than those described in Sections 3.6, 3.7,
3.8 and 3.9 shall cease as of the date of termination.  Employee's


_____ Employer
               (Initial Here)
_____ Employee
participation in the benefit programs described in Sections 3.6, 3.7,
3.8 and 3.9 shall continue until the earlier of: (a) such time as Employee is employed by another employer and (in the case of all benefit programs other than that described in Section 3.7) is covered or permitted to be covered by benefit plans of another employer; or (b) the expiration of then current Employment Term.

             4.1.2 Termination for Cause.   If Employee is
terminated for cause, Employer shall have no further obligation whatsoever to Employee hereunder (with the exception of the obligation to pay Employee's Base Salary and any earned bonus accrued through the date of termination of employment) and Employee's participation in all benefit programs shall cease as of the date of termination. For purposes of this Agreement, "cause" shall mean any one of the following:

    (i)    Employee's personal dishonesty;

    (ii)   Employee's willful misconduct;

   (iii) breach of fiduciary duty to Employer (or any of Employer's subsidiaries) involving personal profit by Employee;

    (iv) conviction of Employee for any felony or crime involving moral turpitude;

    (v) material intentional breach by Employee of any provision of this Agreement; or

    (vi) unsatisfactory performance by Employee of the duties designated for Employee by Employer's Board of Directors, if such unsatisfactory performance is a result of alcohol or drug abuse by Employee.

      4.2    Termination by Employee.

             4.2.1 Termination After Change in Control. In the event a Change in Control occurs, Employee, at any time within ninety (90) days after such Change in Control, may terminate his employment with Employer by giving not less than sixty (60) nor more than ninety (90) days' prior written notice of such termination to Employer. In the event that Employee terminates his employment pursuant to this Section 4.2.1, he shall be entitled to receive the greater of: (a) an amount equal to two
(2) times the Base Salary and bonus paid or accrued on Employee's behalf for the fiscal year of Employer immediately prior to the fiscal year in which the termination took place; or (b) the amount due Employee for Base Salary during the balance of the then current Employment


_____ Employer
               (Initial Here)
_____ Employee

Term. Payments shall be made in the case of the preceding item (a), in fifty-two (52) equal bi-weekly payments using Employer's regular payroll periods or, in the case of the preceding item (b), over the balance of the Employment Term at the same time as current wages and bonuses are normally payable. Employee's participation in all benefit programs other than those described in Sections 3.6, 3.7, 3.8 and 3.9 shall cease as of the date of termination. Employee's participation in the benefit programs described in Sections 3.6, 3.7, 3.8 and 3.9 shall continue until the earlier of: (a) such time as Employee is employed by another employer and (in the case of all benefit programs other than that described in Section 3.7) covered or permitted to be covered by benefit plans of another employer; or (b) the expiration of then current Employment Term.

             4.2.2 Termination Other than after Change in Control. Employee may terminate his employment with Employer at any time without further obligation whatsoever by either party hereunder (with the exception of Employer's obligation to pay Employee's Base Salary and any earned bonus accrued through the date of termination of employment and except for the obligations and covenants of Employee pursuant to Sections 5.1, 5.2 and 5.3, which shall survive termination as specified therein) by giving not less than sixty (60) nor more than ninety (90) days' prior written notice of such termination to Employer.

      4.3 Effect of Termination on Stock Options. In the event of any termination of this Agreement and the Employment Term pursuant to Section 4.1.2 or Section 4.2.2, all stock options held by Employee that are vested prior to the effective date of the termination shall be exercisable in accordance with their terms, and all stock options held by Employee that are not vested prior to the effective date of the termination shall lapse and be void. All stock options granted to the Employee shall provide (through amendment or otherwise) that, in the event of any termination of Employee's employment pursuant to Section 4.1.1 or Section 4.2.1, then, in addition to any other rights of Employee hereunder, all such options shall become fully vested and shall be immediately exercisable in accordance with their respective terms upon such a termination.

      5.  COVENANT NOT TO COMPETE; NON-DISCLOSURE; NON-SOLICITATION.

      5.1  Covenant Not to Compete.  Employee acknowledges that
Employer's business is built upon the confidence of its customers, suppliers, employees, and the general public, and that Employee will acquire confidential knowledge that should not be divulged or used for his own benefit. In the event of any termination of Employee's employment pursuant to Sections 4.1.2, 4.2.1 or 4.2.2,


_____ Employer
               (Initial Here)
_____ Employee

Employee covenants and agrees that, for a period of one year following the termination of his employment under this Agreement, he will not, without the prior written consent of the Employer, engage in, own, manage, operate, control, or participate in any food service business that conducts or franchises activities which are the same as or substantially similar to the restaurant concepts and operations of Employer (determined as of the date on which Employee's employment hereunder terminated) as an employer, employee, principal, partner, director, agent, or otherwise, directly or indirectly, anywhere in the United States of America. Employee understands and acknowledges that his violation of this covenant not to compete would cause irreparable harm to Employer and Employer would be entitled to an injunction by any court of competent jurisdiction enjoining and restraining Employee from any employment, service, or other act prohibited by this Agreement. Employee and Employer recognize and acknowledge that the scope, area and time limitations contained in this Agreement are reasonable. In addition, Employee and Employer recognize and acknowledge that the scope, area and time limitations are properly required for the protection of the business interests of Employer due to Employee's status and reputation in the industry and the knowledge to be acquired by Employee through his association with Employer's business and the public's close identification of Employee with Employer and Employer with Employee. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including, without limitation, the recovery of damages from Employee or any other person or entity acting in concert with Employee. Employee also agrees that, in the event he breaches this covenant not to compete, Employee will pay reasonable attorneys fees and expenses incurred by Employer in enforcing this covenant not to compete and that the one (1) year period of time during which Employee shall be restricted from certain activities hereunder shall be extended for a period of time equal to any period(s) of time during which Employee engages in any conduct that violates this Section 5.1, the purpose of this provision being to secure for the benefit of the Employer the entire period of time being bargained for by the Employer for the restriction upon the Employee's activities. Employee acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, Employee will receive employment by Employer in accordance with this Agreement. Employer acknowledges that Employee's execution of this Agreement and agreement with the terms of this covenant not to compete is consideration for Employer's agreement to employ Employee pursuant to this Agreement. If any part of this covenant not to compete is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the


_____ Employer
               (Initial Here)
_____ Employee
extent deemed reasonable.

      5.2 Non-disclosure of Information. Employee recognizes and acknowledges that, as a result of his employment by Employer, he will become familiar with and acquire knowledge of confidential information and certain trade secrets that are valuable, special, and unique assets of Employer. Employee agrees that any such confidential information and trade secrets are the property of Employer. Therefore, Employee agrees that, for and during the entire Employment Term, any such confidential information and trade secrets shall be considered to be proprietary to Employer and kept as the private records of Employer and will not be divulged to any firm, individual, or institution except pursuant to and within the course and scope of Employee's employment hereunder. Further, upon termination of Employee's employment, the Employment Term and/or this Agreement for any reason whatsoever, Employee agrees that he will continue to treat as private and proprietary to Employer any such confidential information and trade secrets and will not release any such confidential information and trade secrets to any person, firm, or institution, or use them to the detriment of Employer. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursuing any remedies available to it for any breach or threatened breach of this Section
5.2, including, without limitation, the recovery of damages from Employee or any person or entity acting in concert with Employee.

      5.3 Non-solicitation. Employee recognizes and acknowledges that, as a result of his employment by Employer, he will become familiar with and acquire knowledge of confidential information and certain other information regarding the employees of the Employer. Therefore, Employee agrees that, for a period of two (2) years from the date of termination of Employee's employment, the Employment Term and/or this Agreement, whichever is later, Employee shall not encourage, solicit or otherwise attempt to persuade any person in the employment of the Employer to end his/her employment with the Employer or to violate any confidentiality, non-competition or employment agreement that such person may have with the Employer or any policy of the Employer. Furthermore, neither Employee nor any person acting in concert with the Employee nor any of Employee's affiliates shall, for a period of one (1) year from the date of termination of Employee's employment, the Employment Term and/or this Agreement, whichever is later, employ any person who has been an employee of Employer unless that person has ceased to be an employee of Employer for at least six (6) months. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursuing any remedies available to it for any breach or threatened breach of this Section 5.3, including, without limitation, the recovery of damages from Employee or any person or entity acting in concert


_____ Employer
               (Initial Here)
_____ Employee
with Employee. Employer shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by Employee.

      6.     DEATH OR DISABILITY OF EMPLOYEE.

      6.1 Death of Employee. In the event Employee dies during the Employment Term, this Agreement and the Employment Term shall terminate upon Employee's death. Employee's estate shall be entitled only to any Base Salary earned but not paid plus any bonus accrued by Employer for Employee through the date of death, plus an amount equal to the Base Salary and bonus paid or accrued on Employee's behalf for the fiscal year of Employer immediately prior to the fiscal year in which the Employee's death occurred. Such payment shall be paid in lump sum to the Employee's estate within ninety (90) days after the Employee's death.

      6.2 Disability of Employee. Employer has disability insurance insuring its officers, and Employee is included under such disability insurance. In the event of the Disability (as hereinafter defined) of Employee, this Agreement and the Employment Term shall terminate. Upon a termination resulting from the Disability of Employee, Employee shall be entitled to receive (i) any Base Salary earned but not paid through the date that Employee becomes eligible for disability payments under such disability insurance, and (ii) an amount equal to the Base Salary and bonus received by Employee in the last full fiscal year of Employer immediately prior to the Disability of Employee, which amount shall be payable, at the option of Employee, in a lump sum payment or in equal installments paid in accordance with the general payroll policies of Employer over a period not to exceed three (3) years from the effective date of a termination due to the Disability of Employee; provided, however, that Employee shall not be entitled to any payments under this Section 6.2 in the event this Agreement is terminated pursuant to Section 4.1.2 hereof regardless of whether the "cause" for which this Agreement is terminated pursuant to Section 4.1.2 also may constitute a Disability. For purposes of this Agreement, a "Disability" of Employee shall occur if (i) Employee suffers any mental or physical condition that materially impairs Employee's ability to perform the essential functions of his duties hereunder for a period of ninety (90) consecutive days and (ii) thereafter, Employee, within fifteen (15) days after Employee receives written notice from Employer requesting that Employee resume his duties hereunder, is unable or refuses to do so.

      7.     GENERAL PROVISIONS.

      7.1    No Mitigation. Except as expressly provided to the


_____ Employer
               (Initial Here)
_____ Employee
contrary herein, Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer after Employee's termination or resignation.

      7.2    Notices.   Any notices to be given hereunder by
either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement (to the attention of the Secretary in the case of notices to Employer), but each party may change such address by written notice in accordance with this Section 7.1. Notices delivered personally shall be deemed communicated at the time of actual receipt; mailed notices shall be deemed communicated as of the third day following deposit in the United States Mail.

      7.3    Entire Agreement.   This Agreement supersedes
any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein and that no other agreement shall be valid or binding unless in writing and signed by the party against whom enforcement of such agreement is sought. Any modification of this Agreement will be effective only if it is in writing signed by the party against whom enforcement of such modification is sought.

      7.4    Partial Invalidity.   If any provision in this
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

       7.5    Law Governing Agreement.   This Agreement shall
be governed by and construed in accordance with the laws of the State of Tennessee.

        7.6    Waiver of Jury Trial.   Employer and Employee
hereby expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, and agree that any such action or proceeding shall be tried before a court and not a jury. Employee and Employer hereby agree that any


_____ Employer
               (Initial Here)
_____ Employee

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
action or proceeding to enforce any claim arising out of this Agreement shall be brought and maintained in any state or federal court having subject matter jurisdiction and located in Nashville, Tennessee. Employee irrevocably waives, to the fullest extent permitted by law, any objection that he may have or hereafter have to the laying of the venue of any such action or proceeding brought in any court located in Nashville, Tennessee, and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.

      7.7    Miscellaneous.   Failure or delay of either
party to insist upon compliance with any provision hereof will not operate as and is not to be construed to be a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement will not operate and is not to be construed as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances. Employee acknowledges and represents that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

      IN WITNESS WHEREOF, Employee has hereunto affixed his hand and Employer has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

EMPLOYEE:                           EMPLOYER:


/s/ C. Stephen Lynn                 SHONEY'S, INC.
- ---------------------------
C. STEPHEN LYNN
                                    By: /s/ Victoria B. Jackson
                                      -------------------------
                                    Title: Chairperson - Human
                                         Resources and Compensation
                                         Committee





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